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                                                                       Exhibit 5

               [Letterhead of Winthrop, Stimson, Putnam & Roberts]

                                                               November 19, 1997

PureTec Corporation
65 Railroad Avenue
Ridgefield, New Jersey 07657
Ladies and Gentlemen:

         We have acted as counsel for PureTec Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") on behalf of certain stockholders of the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") relating to 2,235,030 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

         We are members of the Bar of the State of New York and we express no opinion as to any matters governed by any laws other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. We have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, corporate documents, records and papers, certificates of public officials and certificates of officers of the Company. In rendering this opinion, we have assumed the validity of and relied upon the representations of the Company as to certain factual matters relevant hereto.

         We assume that appropriate action will be taken, prior to the offer and sale of the Shares by certain stockholders of the Company, to register and qualify the Shares for sale under all applicable state securities laws.

         We are of the opinion that, under the General Corporation Law of the State of Delaware, the Shares are, and after the sale and delivery of the Shares by the owners thereof, will be, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

                                    Very truly yours,


                                    /s/ Winthrop, Stimson, Putnam & Roberts